Exhibit 4.1

REGISTRATION RIGHTS AND RESALE COOPERATION AGREEMENT

This Registration Rights and Resale Cooperation Agreement (including all exhibits hereto and as may be amended, supplemented or amended and restated from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of January 30, 2021, by and between Copper Property CTL Pass Through Trust (the “Trust”) and Copper Bidco LLC (“Bidco”) on behalf of the Certificateholders from time to time (as defined below).

WHEREAS, the Amended and Restated Pass Through Trust Agreement, dated as of January 30, 2021, by and between GLAS Trust Company LLC, as trustee (the “Trustee”), and Bidco (the “Trust Agreement”) provides that the Trust will enter into a registration rights and resale cooperation agreement with the Trustee and Bidco for the benefit of Certificateholders and any Affiliates or Related Funds thereof that receive Trust Certificates;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Trust and each of the Certificateholders agree as follows:

1.

(a) Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Trust Agreement have the meanings given such terms in the Trust Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any Related Funds of such Person). For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act, as such definition may be amended from time to time.

“beneficially own” (and related terms such as “beneficial ownership” and “beneficial owner”) shall have the meaning given to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, or, so long as any Trust Certificate is outstanding, the city and state in which the Trustee maintains its Corporate Trust Office or receives and disburses funds.

“Certificateholder” or “Certificateholders” means any holder of Trust Certificates.

“Commission” means the Securities and Exchange Commission.

“Counsel to the Majority Participating Certificateholders” means with respect to any (i) Demand Registration, the counsel selected by the Demanding Certificateholder, (ii) Underwritten Takedown, the counsel selected by the Majority Participating Eligible Certificateholders and (iii) any cooperation in third party sales pursuant to Section 13, the counsel selected by the Majority Participating Eligible Certificateholders.

“Demanding Certificateholder” means, with respect to any Demand Registration, the Eligible Certificateholder initially requesting such Demand Registration.

“Disallowed Transferee” means any of (i) the Debtors, (ii) Simon Property Group, Brookfield Asset Management, Penney Intermediate Holdings LLC or any tenant of a Retail Property or DC Property, (iii) the Trustee, the Manager, the Financial Advisor, any Real Estate Broker or any other advisor engaged by or on behalf of the Trust at any time during the term of this Trust Agreement (including without limitation, any Leasing Agents or Property Managers) or (iv) any Affiliate of or any successors in interest to the foregoing Persons.

“Effective Date” means the date that a Registration Statement filed pursuant to this Agreement is first declared effective by the Commission.

“Eligible Certificateholder” means any Certificateholder that, together with its Affiliates, holds at least 9% of the Registrable Certificates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form S-3” means Form S-3 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-3.

“Form S-4” means Form S-4 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-4.

“Form S-8” means Form S-8 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-8.

“Form S-11” means Form S-11 under the Securities Act, or any other form hereafter adopted by the Commission for the general registration of securities under the Securities Act.

“Fractional Undivided Interests” means the fractional undivided interest in the Trust that is evidenced by a Certificate relating to the Trust.

“Majority Participating Eligible Certificateholders” means, with respect to any Underwritten Offering, Eligible Certificateholders representing a majority of the Registrable Certificates to be included in such Underwritten Offering held by all Eligible Certificateholders that have made the request requiring the Trust to conduct such Underwritten Offering.

“Manager” has the meaning given thereto in the Trust Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Certificates covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Certificates” means, collectively, (a) as of the date of this Agreement, all Trust Certificates issued, and any additional Trust Certificates issued or issuable after the date of this Agreement and (b) any additional Trust Certificates paid, issued or distributed in respect of any such securities by way of a stock dividend, stock split or distribution, or in connection with a combination of securities, and any security into which such Trust Certificates shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise; provided, however, that as to any Registrable Certificates, such securities shall cease to constitute Registrable Certificates upon the date on which such securities are disposed of pursuant to an effective Registration Statement.

“Registration Statement” means any one or more registration statements of the Trust filed under the Securities Act that covers the resale of any of the Registrable Certificates pursuant to the provisions of this Agreement (including, without limitation, any Shelf Registration Statement), amendments and supplements to such registration statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Related Fund” means, with respect to any Certificateholder and its Affiliates (i) any investment funds or other entities who are advised by the same investment advisor, (ii) any investment funds or other entities who are managed by the same manager, (iii) their respective accounts, funds and investment vehicles advised or managed by such Certificateholder or its Affiliates.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Rule 144A” means Rule 144A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Certificateholder Questionnaire” means a questionnaire reasonably adopted by the Trust from time to time.

“Shelf Registration Statement” means a Registration Statement filed with the Commission in accordance with the Securities Act for the offer and sale of Registrable Certificates by Certificateholders on a continuous or delayed basis pursuant to Rule 415.

“Trading Day” means a day during which trading in the Trust Certificates occurs in the Trading Market, or if the Trust Certificates are not listed on a Trading Market, a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or one of the markets operated by OTC Markets Group on which the Trust Certificates are listed or quoted for trading on the date in question.

“Trust” has the meaning set forth in the Preamble and includes the Trust’s successors under the Trust Agreement.

“Trust Certificates” means the pass-through certificates of the Trust to be issued pursuant to the Trust Agreement.

“Underwritten Offering” means an offering of Registrable Certificates under a Registration Statement in which the Registrable Certificates are sold to an Underwriter for reoffering to the public.

(b) Other Definitions.

Term	Defined in Section
“Advice”	Section 17(c)
“Agreement”	Recitals
“Cooperation Grace Period”	Section 14(a)(B)
“Demand Registration”	Section 2(a)
“Demand Registration Request”	Section 2(a)
“FINRA”	Section 7
“Indemnified Party”	Section 8(c)
“Indemnifying Party”	Section 8(c)
“Initial Shelf Expiration Date”	Section 2(e)
“Initial Shelf Registration Statement”	Section 2(a)
“Losses”	Section 8(a)
“Registration Grace Period”	Section 5(a)(B)
“Transfer”	Section 10
“Trust Agreement”	Recitals
“Underwriters”	Section 4(a)
“Underwritten Takedown”	Section 2(i)

2. Demand Registration; Initial Shelf Registration.

(a) At any time and from time to time beginning one hundred twenty (120) days after the date of this Agreement, any Eligible Certificateholder or group of Eligible Certificateholders may request in writing (“Demand Registration Request”) that the Trust effect the registration of all or part of such Eligible Certificateholder’s or Eligible Certificateholders’ Registrable Certificates with the Commission under and in accordance with the provisions of the Securities Act (a “Demand Registration”). Upon the occurrence of the first such Demand Registration Request, the Trust shall, with the cooperation of the Manager, prepare a Shelf Registration Statement (as may be amended from time to time, the “Initial Shelf Registration Statement”), on or prior to the 60th day following a Demand Registration Request, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective, as promptly as practicable after receipt of such request. The Trust shall include in the Initial Shelf Registration Statement the Registrable Certificates of each Certificateholder holding at least 0.5% of the outstanding Registrable Certificates who shall request inclusion therein of some or all of their Registrable Certificates by written notice to the Trust so long as such Certificateholders otherwise timely comply with the requirements of this Agreement with respect to the inclusion of such Registrable Certificates in the Initial Shelf Registration Statement; provided, however, that the Trust will not be required to file a Registration Statement pursuant to this Section 2(a):

(A) unless (i) the number of Registrable Certificates requested to be registered on such Registration Statement equals at least (x) 15% of all Registrable Certificates at such time (if no Initial Shelf Registration Statement has been filed and declared effective) or (y) 10% of all Registrable Certificates at such time (if an Initial Shelf Registration Statement has been filed and declared effective) and (ii) the Registrable Certificates requested to be sold by the Certificateholders pursuant to such Registration Statement have an anticipated aggregate gross offering price (before deducting underwriting discounts and commission) of at least $50 million;

(B) if the Registrable Certificates requested to be registered are already covered by an existing and effective Registration Statement and such Registration Statement may be utilized for the offer and sale of the Registrable Certificates requested to be registered;

(C) if a registration statement filed by the Trust shall have previously been declared effective by the Commission within: (i) the one hundred twenty (120) days preceding the date such Demand Registration Request is made, in the case of the first such Demand Registration Request and (ii) the ninety (90) days preceding the date such Demand Registration Request is made, in the case of all subsequent Demand Registration Requests; and

(D) if the number of Demand Registration Requests previously made pursuant to this Section 2(a) shall exceed ten (10).

(b) A Demand Registration Request shall specify (i) the then-current name and address of such Eligible Certificateholder or Eligible Certificateholders, (ii) the aggregate number of Registrable Certificates requested to be registered, (iii) the total number of Registrable Certificates then beneficially owned by such Eligible Certificateholder or Eligible Certificateholders, and (iv) the intended means of distribution. If at the time the Demand Registration Request is made the Trust appears, based on public information available to such Eligible Certificateholder or Eligible Certificateholders, eligible to use Form S-3 for the offer and sale of the Registrable Certificates, the Eligible Certificateholder or Eligible Certificateholders making such request may request that the registration be in the form of a Shelf Registration Statement (for the avoidance of doubt, the Trust shall not be under the obligation to file a Shelf Registration on Form S-3 if, upon the reasonable opinion of its counsel, it is not eligible to make such a filing).

(c) The Trust may satisfy its obligations under Section 2(a) hereof by amending (to the extent permitted by applicable law) any registration statement previously filed by the Trust under the Securities Act, so that such amended registration statement will permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Certificates for which a Demand Registration Request has been properly made under Section 2(a)(A) hereof. If the Trust so amends a previously filed registration statement, it will be deemed to have effected a registration for purposes of Section 2(a) hereof; provided, however, that the Effective Date of the amended registration statement, as amended pursuant to this Section 2(c), shall be the “the first day of effectiveness” of such Registration Statement for purposes of determining the period during which the Registration Statement is required to be maintained effective in accordance with Section 2(e) hereof.

(d) Within seven (7) days after receiving a Demand Registration Request, the Trust shall give written notice of such request to all other Certificateholders of Registrable Certificates and shall, subject to the provisions of Section 4(c) in the case of an Underwritten Offering, include in such registration all such Registrable Certificates held by Certificateholders holding at least 0.5% of the outstanding Registrable Certificates with respect to which the Trust has received written requests for inclusion therein within twenty (20) days after the giving of such notice, provided that such Registrable Certificates are not already covered by an existing and effective Registration Statement that may be utilized for the offer and sale of the Registrable Certificates requested to be registered in the manner so requested.

(e) The Trust will use its reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective by the Commission as promptly as practicable, and shall use its reasonable best efforts to keep a Registration Statement that has become effective as contemplated by this Section 2 continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission:

(A) in the case of a Registration Statement other than a Shelf Registration Statement, until all Registrable Certificates registered thereunder have been sold pursuant to such Registration Statement, but in no event later than two hundred seventy (270) days from the Effective Date of such Registration Statement; and

(B) in the case of a Shelf Registration Statement, until the earlier of: (x) three (3) years following the Effective Date of such Shelf Registration Statement; and (y) the date that all Registrable Certificates covered by such Shelf Registration Statement shall cease to be Registrable Certificates (such earlier date, the “Initial Shelf Expiration Date”);

provided, however, that in the event of any stop order, injunction or other similar order or requirement of the Commission relating to any Shelf Registration Statement, if any Registrable Certificates covered by such Shelf Registration Statement remain unsold, the period during which such Shelf Registration Statement shall be required to remain effective will be extended by the number of days during which such stop order, injunction or similar order or requirement is in effect; provided further, however, that if any Shelf Registration Statement was initially declared effective on Form S-3 and, prior to the date determined pursuant to Section 2(e)(B), the Trust becomes ineligible to use Form S-3, the period during which such Shelf Registration Statement shall be required to remain effective will be extended by the number of days during which the Trust did not have an effective Registration Statement covering unsold Registrable Certificates initially registered on such Shelf Registration Statement.

(f) The Initial Shelf Registration Statement shall be on Form S-11; provided, however, that, if the Trust becomes eligible to register the Registrable Certificates for resale by the Certificateholders on Form S-3 (including without limitation a Form S-3 filed as an Automatic Shelf Registration Statement), the Trust shall be entitled to amend the Initial Shelf Registration Statement to a Shelf Registration Statement on Form S-3 or file a Shelf Registration Statement on Form S-3 in substitution of the Initial Shelf Registration Statement as initially filed.

(g) If the Initial Shelf Registration Statement is on Form S-11, then for so long as any Registrable Certificates covered by the Initial Shelf Registration Statement remain unsold, the Trust will, with the cooperation of the Manager, file any supplements to the Prospectus or post-effective amendments required to be filed by applicable law in order to incorporate into such Prospectus any Current Reports on Form 8-K necessary or required to be filed by applicable law, any Quarterly Reports on Form 10-Q or any Annual Reports on Form 10-K filed by the Trust with the Commission, or any other information necessary so that (i) the Initial Shelf Registration Statement shall not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Trust complies with its obligations under Item 512(a)(1) of Regulation S-K; provided, however, that these obligations remain subject to the Trust’s rights under Section 6 of this Agreement.

(h) The Eligible Certificateholder or Eligible Certificateholders making a Demand Registration Request may, at any time prior to the Effective Date of the Registration Statement relating to such registration, revoke their request for the Trust to effect the registration of all or part of such Eligible Certificateholder’s or Eligible Certificateholders’ Registrable Certificates by providing a written notice to the Trust. If, pursuant to the preceding sentence, either (i) the entire Demand Registration Request is revoked or (ii) all Eligible Certificateholders have revoked their Demand Registration Request, then, at the option of the Eligible Certificateholder or Eligible Certificateholders who revoke such request, either (x) such Eligible Certificateholder or Eligible Certificateholders shall reimburse the Trust for all reasonable and documented out-of-pocket expenses incurred by each of the Trust and the Manager in the preparation, filing and processing of the Registration Statement, which out-of-pocket expenses, for the avoidance of doubt, shall not include overhead expenses and which requested registration shall not count as one of the permitted Demand Registration Requests hereunder or (y) the requested registration that has been revoked will be deemed to have been effected for purposes of Section 3.

(i) Upon the demand of one or more Eligible Certificateholders, the Trust shall, with the cooperation of the Manager, facilitate a “takedown” of Registrable Certificates in the form of an Underwritten Offering (each, an “Underwritten Takedown”), in the manner and subject to the conditions described in Section 4 of this Agreement, provided that (i) the number of securities included in such “takedown” shall equal at least 25% of all Registrable Certificates at such time and (ii) the Registrable Certificates requested to be sold by the Certificateholders in such “takedown” shall have an anticipated aggregate gross offering price (before deducting underwriting discounts and commission) of at least $75 million.

3. Subsequent Shelf Registration Statements. After the Initial Shelf Expiration Date and for so long as any Registrable Certificates remain outstanding, if there is not an effective Registration Statement which includes the Registrable Certificates that are currently outstanding, following a Demand Registration Request the Trust shall, with the cooperation of the Manager,

(i) if the Trust is eligible to register the Registrable Certificates on Form S-3, promptly file a Shelf Registration Statement on Form S-3 and use reasonable best efforts to cause such Registration Statement to be declared effective or (ii) promptly file a Shelf Registration Statement on Form S-11 and use reasonable best efforts to cause such Registration Statement to be declared effective and for so long as any Registrable Certificates covered by such Shelf Registration on Form S-11 remain unsold, the Trust will, with the cooperation of the Manager, file any supplements to the Prospectus or post-effective amendments required to be filed by applicable law in order to incorporate into such Prospectus any Current Reports on Form 8-K necessary or required to be filed by applicable law, any Quarterly Reports on Form 10-Q or any Annual Reports on Form 10-K filed by the Trust with the Commission, or any other information necessary so that (x) such Shelf Registration Statement shall not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (y) the Trust complies with its obligations under Item 512(a)(1) of Regulation S-K; provided, however, that these obligations remain subject to the Trust’s rights under Section 6 of this Agreement.

4. Procedures for Underwritten Offerings. The following procedures shall govern Underwritten Offerings pursuant to Section 2(h), whether in the case of an Underwritten Takedown or otherwise.

(a) (i) The Majority Participating Eligible Certificateholders shall select, engage and negotiate the terms of engagement (including any underwriting discounts and similar commissions or fees) of one or more investment banking firm(s) of national standing to be the underwriters and/or bookrunning managers (including the lead underwriter and/or bookrunning manager)(collectively, the “Underwriters”) for any Underwritten Offering pursuant to a Demand Registration Request or an Underwritten Takedown with the consent of the Trust, which consent shall not be unreasonably withheld, conditioned or delayed and (ii) the Trust shall engage the Underwriters selected by the Majority Participating Eligible Certificateholders pursuant to the foregoing clause (i).

(b) All Certificateholders proposing to distribute their securities through an Underwritten Offering, as a condition for inclusion of their Registrable Certificates therein, shall agree to concurrently enter into (i) an underwriting agreement with the Underwriters and (ii) if proposed in good faith by the Underwriters, a lockup agreement for a customary period not to exceed one hundred eighty (180) days in the case of the initial Underwritten Offering (so long as there has not been a proposed Transfer that Eligible Certificateholders have elected to participate in pursuant to Section 13(f), in which case the lock up period shall be ninety (90) days) or ninety (90) days in the case of any other Underwritten Offering; provided, however, that the underwriting agreement and each lockup agreement are in customary form and reasonably acceptable to the Majority Participating Eligible Certificateholders and, in the case of each lockup agreement, substantially identical for all of the Certificateholders participating in such Underwritten Offering; provided further, however, that no Certificateholder of Registrable Certificates included in any Underwritten Offering shall be required to make any representations or warranties to the Trust or the Underwriters (other than representations and warranties regarding (x) such Certificateholder’s ownership of its Registrable Certificates to be sold or transferred, (y) such Certificateholder’s power and authority to effect such transfer and (z) such matters pertaining to compliance with securities laws as may be reasonably requested) and provided further, that any indemnity obligation shall be several and not joint for each Certificateholder.

(c) If the Underwriters for an Underwritten Offering pursuant to a Demand Registration or an Underwritten Takedown advises the Majority Participating Eligible Certificateholders that the total amount of Registrable Certificates or other Trust Certificates permitted to be registered is such as to materially adversely affect the success of such Underwritten Offering, the number of Registrable Certificates or other Trust Certificates to be registered on such Registration Statement will be reduced as follows: first, the Trust shall reduce or eliminate the securities of the Trust to be included by any Person other than the Demanding Certificateholder; second, the Trust shall reduce the number of Registrable Certificates to be included by Eligible Certificateholders on a pro rata basis based on the total number of Registrable Certificates requested by such Eligible Certificateholders to be included in the Underwritten Offering; and third, the Trust shall reduce the number of Registrable Certificates to be included by all other Certificateholders on a pro rata basis based on the total number of Registrable Certificates requested by such Certificateholders to be included in the Underwritten Offering.

(d) Within three (3) Business Days after receiving a request for an Underwritten Offering constituting a “takedown” from a Shelf Registration Statement, the Trust shall give written notice of such request to all other Certificateholders, and subject to the provisions of Section 4(c) hereof, include in such Underwritten Offering all such Registrable Certificates held by Certificateholders holding at least 0.5% of the outstanding Registrable Certificates with respect to which the Trust has received written requests for inclusion therein within five (5) days after the giving of such notice; provided, however, that such Registrable Certificates are covered by an existing and effective Shelf Registration Statement that may be utilized for the offering and sale of the Registrable Certificates requested to be registered.

(e) The Trust will not be required to undertake an Underwritten Offering pursuant to Section 2(h):

(A) If the Trust has undertaken an Underwritten Offering within (i) the one hundred eighty (180) days preceding the date of the request to the Trust for such Underwritten Offering, in the case of the first such request, (ii) the one hundred twenty (120) days preceding the date of the request to the Trust for such Underwritten Offering, in the case of the second such request and (iii) the ninety (90) days preceding the date of the request to the Trust for such Underwritten Offering, in the case of any subsequent such request; and

(B) if the number of Underwritten Offerings previously made pursuant to Section 2(h) in the immediately preceding 12-month period shall exceed three (3); provided that an Underwritten Offering shall not be considered made for purposes of this clause (B) unless the offering has resulted in the disposition by the Certificateholders of at least 75% of the amount of Registrable Certificates requested to be included.

(f) at any time prior to the execution of an underwriting agreement in connection with an Underwritten Offering, the Majority Participating Eligible Certificateholders can terminate any Underwritten Offering with written notice to the lead Underwriter provided however that any termination shall not remove any obligation of such revoking Certificateholders to reimburse the Trust, the Manager and Underwriters for all reasonable and documented out-of-pocket expenses incurred by each of the Trust, the Manager and the Underwriters in the preparation, filing and processing of the Registration Statement and incurred in connection with the underwritten offering.

5. Grace Periods - Registration.

(a) Notwithstanding anything to the contrary herein—

(A) the Trust shall be entitled to postpone the filing or effectiveness of, or, at any time after a Registration Statement has been declared effective by the Commission, suspend the use of, a Registration Statement (including the Prospectus included therein) if in the good faith judgment of the Trustee, such registration, offering or use would reasonably be expected to materially affect in an adverse manner or materially interfere with any material transaction under consideration by the Trust or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect the Trust in an adverse manner, in the reasonable judgment of the Trustee; provided however, that in the event such Registration Statement relates to a Demand Registration Request or an Underwritten Offering pursuant to Section 2(h), then the Certificateholders initiating such Demand Registration Request or such Underwritten Offering shall be entitled to withdraw the Demand Registration Request or request for the Underwritten Offering and, if such request is withdrawn, it shall not count against the limits imposed pursuant to Section 2(a)(D) and the Trust shall pay all registration expenses in connection with such registration; and

(B) at any time after a Registration Statement has been declared effective by the Commission and there is no duty to disclose under applicable law, the Trust may delay the disclosure of material non-public information concerning the Trust if the disclosure of such information at the time would, in the good faith judgment of the Trustee, adversely affect the Trust (the period of a postponement or suspension as described in clause (A) and/or a delay described in this clause (B), a “Registration Grace Period”).

(b) The Trust shall promptly (i) notify the Certificateholders of Registrable Certificates proposed to be included in any Underwritten Offering in writing of the existence of the event or material non-public information giving rise to a Registration Grace Period (provided that the Trust shall not, and shall direct the Manager to not, disclose the content of such material non-public information to any Certificateholder, without the express consent of such Certificateholder) or the need to file a post-effective amendment, as applicable, and the date on which such Registration Grace Period will begin, (ii) use reasonable best efforts to terminate a Registration Grace Period as promptly as practicable and (iii) notify the Certificateholders in writing of the date on which the Registration Grace Period ends.

(c) The duration of any one Registration Grace Period shall not exceed thirty (30) days, and the aggregate of all Registration Grace Periods in total during any 365-day period shall not exceed forty-five (45) days. For purposes of determining the length of a Registration Grace Period, the Registration Grace Period shall be deemed to begin on and include the date the Certificateholders receive the notice referred to in clause (i) of Section 5(b) and shall end on and include the later of the date the Certificateholders receive the notice referred to in clause (iii) of Section 5(b) and the date referred to in such notice. In the event the Trust declares a Registration Grace Period, the period during which the Trust is required to maintain the effectiveness of an Initial Shelf Registration Statement or a Registration Statement filed pursuant to a Demand Registration Request shall be extended by the number of days during which such Registration Grace Period is in effect.

6. Registration Procedures. If and when the Trust is required to effect any registration under the Securities Act as provided in Sections 2(a), 4(a), or 5 of this Agreement, the Trust shall, with the cooperation of the Manager:

(a) prepare and file with the Commission the requisite Registration Statement to effect such registration and thereafter use its reasonable best efforts to cause such Registration Statement to become and remain effective, subject to the limitations contained herein;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Certificates covered by such Registration Statement until such time as all of such Registrable Certificates have been disposed of in accordance with the method of disposition set forth in such Registration Statement, subject to the limitations contained herein;

(c) (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Trust’s expense, furnish to the Certificateholders whose securities are covered by the Registration Statement copies of all such documents, other than documents that are incorporated by reference into such Registration Statement or Prospectus, proposed to be filed and such other documents reasonably requested by such Certificateholders (which may be furnished by email), and afford legal counsel or any accountant or other agent retained by any such Certificateholders a reasonable opportunity to review and comment on such documents; and (ii) in connection with the preparation and filing of each such Registration Statement pursuant to this Agreement, (A) upon reasonable advance notice to the Trust, give each of the foregoing such reasonable access to all financial and other records, corporate documents and properties of the Trust as shall be necessary, in the reasonable opinion of Counsel to the Majority Participating Certificateholders and such Underwriters, to verify the accuracy of the information in the Registration Statement and to conduct a reasonable due diligence investigation for purposes of the Securities Act and Exchange Act, and (B) upon reasonable advance notice to the Trust and during normal business hours, provide such reasonable opportunities to discuss the business of the Trust with its officers and employees, representatives of the Manager and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of Counsel to the Majority Participating Certificateholders and such Underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act;

(d) (i) notify each selling Certificateholder of Registrable Certificates, promptly after the Trust receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed and (ii) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus;

(e) with respect to any offering of Registrable Certificates, furnish to each selling Certificateholder of Registrable Certificates, and the managing Underwriters for such Underwritten Offering, if any, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing Underwriters may reasonably request including in order to facilitate the disposition of the Registrable Certificates owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(f) cause all Registrable Certificates included in such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as necessary upon the opinion of legal counsel to the Trust or Counsel to the Majority Participating Certificateholders of Registrable Certificates included in such Registration Statement to enable such Certificateholder or Certificateholders thereof to consummate the disposition of such Registrable Certificates in accordance with their intended method of distribution thereof;

(g) with respect to any Underwritten Offering, obtain and, if obtained, furnish to each Certificateholder that is named as an Underwriter in such Underwritten Offering and each other Underwriter thereof, a signed

(A) opinion of outside legal counsel for the Trust (including a customary 10b-5 statement), dated the date of the closing under the underwriting agreement and addressed to the Underwriters, reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such an offering) in form and substance to such Underwriters, if any, and

(B) “comfort” letter, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the Underwriters and signed by the independent public accountants who have certified the Trust’s financial statements included or incorporated by reference in such registration statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent public accountant customarily given in such an offering) in form and substance to such Certificateholder and such Underwriters, if any, in each case, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to Underwriters in such types of offerings of securities;

(h) notify each Certificateholder of Registrable Certificates included in such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and for which the Trust chooses to suspend the use of the Registration Statement and Prospectus in accordance with the terms of this Agreement, and, at the written request of any such Certificateholder, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) notify the Certificateholders of Registrable Certificates included in such Registration Statement promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(j) advise the Certificateholders of Registrable Certificates included in such Registration Statement promptly after the Trust receives notice or obtains knowledge of any order suspending the effectiveness of a registration statement relating to the Registrable Certificates at the earliest practicable moment and promptly use its reasonable best efforts to obtain the withdrawal;

(k) otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering of Registrable Certificates, and make available to its Certificateholders (as defined in the Trust Agreement), as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first (1st) full calendar month after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 and which requirement will be deemed satisfied if the Trust timely files complete and accurate information on Quarterly Report on Form 10-Q and Annual Report on Form 10-K and Current Reports on Form 8-K under the Exchange Act and otherwise complies with Rule 158;

(l) provide and cause to be maintained a transfer agent and registrar for the Registrable Certificates included in a Registration Statement pursuant to this Agreement and provide a CUSIP number for all such Registrable Certificates no later than the Effective Date thereof;

(m) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Certificateholders beneficially owning a majority of the Registrable Certificates included in a Registration Statement or the Underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Certificates, including customary indemnification; and provide reasonable cooperation, including causing (x) representatives of the Manager and (y) at least one (1) executive officer and a senior financial officer of the Trust to attend and participate in “road shows”, investor presentations and other informational meetings organized by the Underwriters, if any, as reasonably requested and necessary to expedite or facilitate the sale of the Registrable Certificates, subject to availability and at the Trust’s expense. Notwithstanding the foregoing, the Trust shall have no obligation to participate in more than three (3) “road shows” in any twelve (12)-month period and such participation shall not unreasonably interfere with the business operations of the Trust;

(n) if requested by the managing Underwriter(s) or the Majority Participating Eligible Certificateholders being sold in connection with an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to the plan of distribution for such Registrable Certificates provided to the Trust in writing by the managing Underwriters and Eligible Certificateholders representing a majority of the Registrable Certificates being sold and that is required to be included therein relating to the plan of distribution with respect to such Registrable Certificates, including without limitation, information with respect to the number of Registrable Certificates being sold to such Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Certificates to be sold in such offering, and make any required filings with respect to such information relating to the plan of distribution as soon as practicable after notified of the information;

(o) cooperate with the Certificateholders of Registrable Certificates included in a Registration Statement and the managing Underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Certificates to be sold, and enable such Registrable Certificates to be in such share amounts and registered in such names as the managing Underwriters, or, if none, the Majority Participating Eligible Certificateholders, may reasonably request at least three (3) Business Days prior to any sale of Registrable Certificates to the Underwriters;

(p) cause all Registrable Certificates included in a Registration Statement to be listed on a national securities exchange on which similar securities issued by the Trust are then listed, if at all;

(q) in connection with any sale or transfer of Registrable Certificates (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer constituting Registrable Certificates, cooperate with the Certificateholders to enable such Registrable Certificates to be in such denominations and registered in such names as the Certificateholders may request at least five (5) Business Days prior to any sale of the Registrable Certificates; and

(r) otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Certificates contemplated hereby.

In addition, at least fifteen (15) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Trust will notify each Certificateholder of the information the Trust requires from that Certificateholder, including any update to or confirmation of the information contained in the Selling Certificateholder Questionnaire, if any, which shall be completed and delivered to the Trust promptly upon request and, in any event, within five (5) Trading Days prior to the applicable anticipated filing date. Each Certificateholder further agrees that it shall not be entitled to be named as a selling security-Certificateholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Certificates at any time, unless such Certificateholder has returned to the Trust a completed and signed Selling Certificateholder Questionnaire and a response to any requests for further information as described in the previous sentence and, if an Underwritten Offering, entered into an underwriting agreement with the Underwriters in accordance with Section 4(a). If a Certificateholder of Registrable Certificates returns a Selling Certificateholder Questionnaire or a request for further information, in either case, after its respective deadline, the Trust shall be permitted to exclude such Certificateholder from being a selling security Certificateholder in the Registration Statement or any pre-effective or post-effective amendment thereto. Each Certificateholder acknowledges and agrees that the information in the Selling Certificateholder Questionnaire or request for further information as described in this Section 6 will be used by the Trust in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

7. Registration and Cooperation Expenses. All fees and expenses incident to the Trust’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts, fees or selling commissions or broker or similar commissions or fees (which shall be borne by participating Certificateholders on a pro rata basis), or transfer taxes of any Certificateholder but including, for avoidance of doubt, any fees or expenses in connection with the preparation of a customary offering document or definitive documents in connection with the Trust’s cooperation in third party sales pursuant to Section 13 hereof) shall be borne by the Trust whether or not any Registrable Certificates are sold pursuant to a Registration Statement or in connection with a proposed sale pursuant to Section 13. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees and expenses (including, without limitation, fees and expenses with respect to (A) filings required to be made with any Trading Market on which the Trust Certificates are then listed for trading, if any, (B) compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Trust, any Underwriters or Certificateholders in connection with Blue Sky qualifications or exemptions of the Registrable Certificates and determination of the eligibility of the Registrable Certificates for investment under the laws of such jurisdictions as requested by the Certificateholders) and (C) if not previously paid by the Trust in connection with an issuer filing, any filing that may be required to be made by any broker through which a Certificateholder intends to make sales of Registrable Certificates with the Financial Industry Regulatory Authority (“FINRA”) pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale), (ii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any free writing prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement (including, without limitation, expenses of printing certificates for Registrable Certificates and of printing prospectuses if the printing of prospectuses is reasonably requested by the Eligible Certificateholders representing a majority of the Registrable Certificates included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Trust, (v) the reasonable fees and expenses incurred in connection with any road show for Underwritten Offerings, (vi) Securities Act liability insurance, if the Trust so desires such insurance, (vii) all rating agency fees, if any, and any fees associated with making the Registrable Certificates eligible for trading through The Depository Trust Company, and (viii) fees and expenses of all other Persons retained by the Trust, including the Manager (and including reasonable fees and disbursements of legal counsel to the Manager), in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Trust will pay the reasonable fees and disbursements of the Counsel to the Majority Participating Eligible Certificateholders, in connection with the filing or amendment of any Registration Statement, Prospectus or free writing prospectus hereunder or any Underwritten Offering.

8. Indemnification.

(a) Indemnification by the Trust. The Trust shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Certificateholder, the officers, directors, agents, partners, members, investment manager, managers, Certificateholders, Affiliates and employees of each of them, each Person who controls any such Certificateholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, investment manager, managers, Certificateholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), to which any of them may become subject, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Certificateholder furnished in writing to the Trust by such Certificateholder expressly for use therein, or to the extent that such information relates to such Certificateholder or such Certificateholder’s proposed method of distribution of Registrable Certificates and was provided by such Certificateholder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (B) in the case of an occurrence of an event of the type specified in Section 6(h), related to the use by a Certificateholder of an outdated or defective Prospectus after the Trust has notified such Certificateholder in writing that the Prospectus is outdated or defective and prior to the receipt by such Certificateholder of the Advice contemplated and defined in Section 17(c) below, but only if and to the extent that following the receipt of the Advice, the misstatement or omission giving rise to such Loss would have been corrected. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 8(c)), shall survive the transfer of the Registrable Certificates by the Certificateholders, and shall be in addition to any liability which the Trust may otherwise have.

(b) Indemnification by Certificateholders. Each Certificateholder shall, severally and not jointly, indemnify and hold harmless the Trust, its respective directors, officers, agents and employees, each Person who controls the Trust (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Certificateholder furnished in writing to the Trust by such Certificateholder expressly for use therein or (ii) to the extent, but only to the extent, that such information relates to such Certificateholder or such Certificateholder’s proposed method of distribution of Registrable Certificates and was provided by such Certificateholder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 6(h), to the extent, but only to the extent, related to the use by such Certificateholder of an outdated or defective Prospectus after the Trust has notified such Certificateholder in writing that the Prospectus is outdated or defective and prior to the receipt by such Certificateholder of the Advice contemplated in Section 17(c), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Certificateholder hereunder be greater in amount than the dollar amount of the net proceeds received by such Certificateholder upon the sale of the Registrable Certificates giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 8(c)), shall survive the transfer of the Registrable Certificates by the Certificateholders, and shall be in addition to any liability which the Certificateholder may otherwise have.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of legal counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with the defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate legal counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such legal counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ legal counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by legal counsel that in the reasonable judgment of such legal counsel a conflict of interest exists if the same legal counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 8(c)) shall be paid to the Indemnified Party, as incurred, with reasonable promptness after receipt of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 10, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

(d) Contribution. If a claim for indemnification under Section 8(a) or (b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault, if any, of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the relative fault considerations referred to in the immediately preceding paragraph (it being understood that, as between Certificateholder Indemnifying Parties with no or the same level of relative fault, contribution pro rata based on holdings of Registrable Certificates will be presumed to be just and equitable). Notwithstanding the provisions of this Section 8(d), no Certificateholder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Certificateholder from the sale of the Registrable Certificates subject to the Proceeding exceeds the amount of any Losses that such Certificateholder has otherwise been required to pay under this Section 8 or otherwise by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9. Section 4(a)(7), Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Certificateholders of Registrable Certificates the benefits of Rule 144 and Rule 144A and other rules and regulations of the Commission that may at any time permit a Certificateholder of Registrable Certificates to sell Registrable Certificates without registration, until such time as when no Registrable Certificates remain outstanding, the Trust covenants that it will (i) if it is subject to the reporting requirement of Section 13 or 15(d) of the Exchange Act, file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder, or (ii) if it is not subject to the reporting requirement of Section 13 or 15(d) of the Exchange Act, make available information necessary to comply with Section 4(a)(7) of the Securities Act and Rule 144 and Rule 144A, if available with respect to resales of the Registrable Certificates under the Securities Act, at all times, all to the extent required, and to take such further action as any Certificateholder may reasonably request, from time to time to enable such Certificateholder to sell Registrable Certificates without registration under the Securities Act within the limitation of the exemptions provided by (x) Section 4(a)(7) of the Securities Act and Rule 144 and Rule 144A (if available with respect to resales of the Registrable Certificates), as such rules may be amended from time to time, or (y) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the reasonable request of any Certificateholder of Registrable Certificates, the Trust will deliver to such Certificateholder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

10. Transfer of Registration Rights. Any Certificateholder may freely assign its rights hereunder on a pro rata basis in connection with any sale, transfer, assignment, or other conveyance (any of the foregoing, a “Transfer”) of Registrable Certificates to any transferee or assignee; provided, that all of the following additional conditions are satisfied: (a) such Transfer is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; (c) the Trust is given written notice by such Certificateholder of such Transfer, stating the name and address of the transferee or assignee and identifying the Registrable Certificates with respect to which such rights are being transferred or assigned and provide the amount of any other Trust Certificates of the Trust beneficially owned by such transferee or assignee; and (d) such transferee or assignee shall have previously submitted the certification required pursuant to Section 4.05(a) of the Trust Agreement and in connection therewith the Trust shall have determined in good faith that such transferee is not a Disallowed Transferee; provided further, that (i) any rights assigned hereunder shall apply only in respect of the Registrable Certificates that are transferred and not in respect of any other securities that the transferee or assignee may hold and (ii) any Registrable Certificates that are transferred may cease to constitute Registrable Certificates following such Transfer in accordance with Section 2(e)(B).

11. Earnings Report; Conference Call. No later than forty-five (45) days following the end of each fiscal quarter or seventy-five (75) days following the end of each fiscal year of the Trust, the Trust shall hold a conference call for Certificateholders, to discuss such reports (including a customary Q&A session). No later than one (1) Business Day prior to such conference call, the Trust shall issue a customary press release announcing the Trust’s financial and operating results for the relevant period and announcing the time and date and either including information necessary to access the conference call or directing Certificateholders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Trust to obtain such information.

12. Cooperation in OTC Quotation. Until and unless the Trust Certificates are listed on a national securities exchange, the Trust shall use its reasonable best efforts to cause the Trust Certificates to be quoted on the OTCQB market as promptly as practicable and shall thereafter use its reasonable best efforts to maintain such quotation. Upon the written request of one or more Eligible Certificateholders, the Trust shall use commercially reasonable best efforts to cause the Trust Certificates to be quoted on the OTCQX market and shall thereafter use commercially reasonable best efforts to maintain such quotation.

13. Cooperation in Third Party Sales.

(a) At any time and from time to time on or following the date that is thirty (30) days following the date hereof, each Eligible Certificateholder may, by a notice sent to the Trust pursuant to Section 16(g) (a “Cooperation Request Notice”), inform the Trust regarding a proposed Transfer by such Eligible Certificateholder and requesting the assistance described in this Section 13. Each Cooperation Request Notice shall specify the amount of Certificates proposed to be transferred; provided, however, that the Trust will not be required to provide the assistance described in this Section 13 unless (i) the number of Trust Certificates requested to be transferred equals at least (x) 9% of all Trust Certificates at such time and (ii) the Trust Certificates requested to be transferred have an anticipated aggregate gross offering price (before deducting underwriting discounts and commission) of at least $50 million. The Trust agrees, following receipt of a Cooperation Request Notice, subject to applicable law, and further subject to the demonstration to the Trust’s reasonable satisfaction that such Eligible Certificateholder seeks to Transfer Certificates evidencing Fractional Undivided Interests aggregating not less than 9% in interest in the Trust, to provide such Eligible Certificateholder, the potential transferee and their respective legal counsel, financial advisors, auditors, brokers and other authorized representatives (i) reasonable access upon reasonable notice and request and during normal business hours to (A) the books and records, financial and operating data and such other information of the Trust as may reasonably be requested in connection with such Transfer in order to allow the Eligible Certificateholder, the potential transferee and their respective representatives (each as engaged for the purposes of the relevant transaction) to conduct a reasonable and customary due diligence review; and (B) appropriate representatives of the Trust, including the executive officer and a senior financial officer and the Manager for the purpose of such potential transferee participating in due diligence sessions, business update presentations and other similar undertakings with such third party potential transferee, including participating in any roadshow or other investor presentation sales force presentation or other customary marketing effort, necessary to expedite or facilitate the sale of such Trust Certificates, so long as such access does not interfere unreasonably with the business or operations of the Trust, the Manager or their subsidiaries, and (ii) such other cooperation as is reasonably necessary or advisable to such Eligible Certificateholder in either (A) the preparation of a customary offering document with respect to the Trust and (B) the preparation of any definitive documents including, if proposed in good faith by any underwriter assisting such Eligible Certificateholder in connection with a proposed Transfer, a lockup agreement for each participating Eligible Certificate for a customary period not to exceed one hundred eighty (180) days in the case of the initial Transfer (so long as there has not been an Underwritten Offering pursuant to Section 4(b), in which case the lock up period shall be ninety (90) days) or ninety (90) days in the case of any other Transfer pursuant to this Section 13, provided that such definitive documents are in customary form and reasonably acceptable to the Majority Participating Eligible Certificateholders (if any) and, in the case of each lockup agreement, substantially identical for all of the Certificateholders participating in such Transfer pursuant to Section 13(f), in each case to facilitate the proposed Transfer and provided further, that any indemnity obligation shall be several and not joint for each Eligible Certificateholder. As a condition to receiving any information pursuant to this Section 13, any such potential Transferee shall execute an appropriate confidentiality agreement on terms satisfactory to the Trust, which terms shall include an obligation for the Trust to cleanse any material non-public information that may be provided to such potential Transferee. For the avoidance of doubt, such material non-public information shall consist solely of the information to which existing Certficateholders are otherwise entitled under the Trust Agreement. For the further avoidance of doubt, the rights of the Eligible Certificateholders set forth in this Section 13 are personal to them. Notwithstanding anything to the contrary contained herein, this Agreement shall not require the Trust (i) to take any action which would unreasonably disrupt the conduct of its business in the ordinary course or (ii) to extend any such cooperation or any confidential information to any potential transferee that is a Disallowed Transferee.

(b) A Cooperation Request Notice shall specify (i) the then-current name and address of such Eligible Certificateholder or Eligible Certificateholders, (ii) the aggregate number of Registrable Certificates requested to be included in a proposed Transfer, (iii) the total number of Registrable Certificates then beneficially owned by such Eligible Certificateholder or Eligible Certificateholders, and (iv) the intended means of Transfer.

(c) Notwithstanding the receipt of a Cooperation Request Notice, the Trust shall have no obligation to provide the cooperation with third party sales described in the foregoing Section 13(a) if the Trust shall have provided such cooperation to one or more Eligible Certificateholders on two (2) occasions in the ninety (90) day period or six (6) occasions in the three hundred sixty (360) day period preceding the receipt of such Cooperation Request Notice.

(d) The Eligible Certificateholder delivering the Cooperating Request Notice, or the Majority Participating Eligible Certificateholders if additional Eligible Certficateholders request the Trust’s cooperation pursuant to Section 13(e) below, shall select, engage and negotiate the terms of engagement (including any underwriting discounts and similar commissions or fees) of one or more Underwriters, if any, that may be engaged to assist the Trust in complying with its obligations under this Section 13 with the consent of the Trust, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) Except as otherwise provided in Section 7 hereof, each Eligible Certificateholder shall pay any material expenses incurred by the Trust in connection with its cooperation pursuant to the foregoing Section 13(a).

(f) Within seven (7) days after receiving a Cooperation Request Notice, unless otherwise directed by the Eligible Certificateholder or Eligible Certificateholders who delivered the Cooperation Request Notice to utilize a longer period, the Trust shall give written notice of such request to all other Certificateholders of Registrable Certificates holding at least 0.5% of the outstanding Registrable Certificates and shall include in such cooperation assistance all such Registrable Certificates held by such holders with respect to which the Trust has received written requests for inclusion therein within fifteen (15) days after the giving of such notice.

(g) If the investment bank, if any, facilitating the Transfer contemplated by the Cooperation Request Notice provided pursuant to Section 13(a) advises the Certificateholders that the total amount of Registrable Certificates permitted to be included in such cooperation assistance is such as to materially adversely affect the success of the proposed Transfer, the number of Registrable Certificates to be included in the transaction effectuating such Transfer will be reduced as follows: first, the Trust shall reduce or eliminate the securities of the Trust to be included by any Person other than the Eligible Certificateholder or Eligible Certificateholders that delivered the initial Cooperation Request Notice; second, the Trust shall reduce the number of Registrable Certificates to be included by Eligible Certificateholders on a pro rata basis based on the total number of Registrable Certificates requested by such Eligible Certificateholders to be included in the transaction effectuating such Transfer; and third, the Trust shall reduce the number of Registrable Certificates to be included by all other Certificateholders on a pro rata basis based on the total number of Registrable Certificates requested by such Certificateholders to be included in the transaction effectuating such Transfer.

(h) The Eligible Certificateholder or Eligible Certificateholders delivering a Cooperation Request Notice may, at any time prior to the settlement of the bona fide sale transaction contemplated in such notice, revoke their request for the Trust’s cooperation. If, pursuant to the preceding sentence, either (i) the Cooperation Request Notice in respect of the entire number of Certificates requested to be transferred is revoked or (ii) all Eligible Certificateholders have revoked their Cooperation Request Notice, then the Eligible Certificateholder or Eligible Certificateholders who revoke such request shall reimburse the Trust for all reasonable and documented out-of-pocket expenses incurred by each of the Trust and the Manager in providing the cooperation described in Sections 13(a)(i) and (ii).

(i) Trust will pay the reasonable fees and disbursements of Counsel to the Majority Participating Eligible Certificateholders in connection with the preparation, filing or amendment of a customary offering document or definitive documents in connection with any third-party sale pursuant to this Section 13.

14. Grace Periods—Cooperation.

(a) Notwithstanding anything to the contrary herein—

(A) the Trust shall be entitled to refrain from providing the cooperation assistance requested by an Eligible Certificateholder or Eligible Certificateholders pursuant to Section 13 if in the good faith judgment of the Trustee, such cooperation would reasonably be expected to materially affect in an adverse manner or materially interfere with any material transaction under consideration by the Trust or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect the Trust in an adverse manner, in the reasonable judgment of the Trustee; and

(B) so long as there is no duty to disclose under applicable law, the Trust may delay the disclosure of material non-public information concerning the Trust if the disclosure of such information at the time would, in the good faith judgment of the Trustee, adversely affect the Trust (the period of a postponement or suspension as described in clause (A) and/or a delay described in this clause (B), a “Cooperation Grace Period”).

(b) The Trust shall promptly (i) notify the Eligible Certificateholder or Eligible Certificateholder proposing to transfer Registrable Certificates in writing of the existence of the event or material non-public information giving rise to a Cooperation Grace Period (provided that the Trust shall not, and shall direct the Manager to not, disclose the content of such material non-public information to any Certificateholder, without the express consent of such Certificateholder), and the date on which such Cooperation Grace Period will begin, (ii) use reasonable best efforts to terminate a Cooperation Grace Period as promptly as practicable and (iii) notify the Eligible Certificateholder in writing of the date on which the Cooperation Grace Period ends.

(c) The duration of any one Cooperation Grace Period shall not exceed thirty (30) days, and the aggregate of all Cooperation Grace Periods in total during any 365-day period shall not exceed forty-five (45) days. For purposes of determining the length of a Cooperation Grace Period, the Cooperation Grace Period shall be deemed to begin on and include the date the Certificateholders receive the notice referred to in clause (i) of Section 14(b) and shall end on and include the later of the date the Certificateholders receive the notice referred to in clause (iii) of Section 14(b) and the date referred to in such notice.

15. Cooperation in Blue Sky Registration. Trust shall, with the cooperation of the Manager, (i) register or qualify all Trust Certificates under such other securities or Blue Sky laws of such states or other jurisdictions of the United States of America as any Eligible Certificateholder (where an exemption is not available) covered by such offering document shall reasonably request in writing, (ii) keep such registration or qualification in effect for so long as such Trust Certificates remain outstanding and (iii) take any other action that may be necessary or reasonably advisable to enable such Eligible Certificateholder to consummate the disposition in such jurisdictions of the securities to be sold by such Eligible Certificateholder, except that the Trust shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 14 be obligated to be so qualified, to subject itself to taxation in such jurisdiction where it would not otherwise be subject to taxation or to consent to general service of process in any such jurisdiction where it is not then so subject

16. Further Assurances. The Trust shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

17. Miscellaneous.

(a) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(b) Compliance. Each Certificateholder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Certificates pursuant to any Registration Statement and shall sell the Registrable Certificates only in accordance with a method of distribution described in each Registration Statement.

(c) Discontinued Disposition. By its acquisition of Registrable Certificates, each Certificateholder agrees that, upon receipt of a notice from the Trust of the occurrence of a Grace Period or any event of the kind described in Section 6(h), such Certificateholder will forthwith discontinue disposition of such Registrable Certificates under a Registration Statement until it is advised in writing (the “Advice”) by the Trust that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Trust may provide appropriate stop orders to enforce the provisions of this paragraph.

(d) Preservation of Rights. The Trust shall not grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder unless any such more favorable rights are concurrently added to the rights granted hereunder.

(e) No Inconsistent Agreements. The Trust shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Certificateholders in this Agreement.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Trust and Certificateholders holding at least a majority of the then outstanding Registrable Certificates; provided, however, that any party may give a waiver as to itself; provided further, however, that no amendment, modification, supplement, or waiver that (i) disproportionately and adversely affects, alters, or changes the interests of any Certificateholder or its Affiliates under this Agreement shall be effective against such Certificateholder without the prior written consent of such Certificateholder and (ii) alters or changes the definition of “Eligible Certificateholder”, the definition of “Majority Participating Eligible Certificateholders”, or the threshold number of Certificateholders required to participate in any action or provide any direction pursuant to Sections 4(a), 4(b), 4(f), 6(n), 6(g), 13(a) or 13(d) of this Agreement may be effected without the prior written consent of any Certificateholder adversely affected by such change; provided further, however, that the definition of “Certificateholders” in Section 1 may not be amended, modified or supplemented, or waived unless in writing and signed by all the signatories to this Agreement; and provided further, that the waiver of any provision with respect to any Registration Statement or offering may be given by Certificateholders holding at least a majority of the then outstanding Registrable Certificates entitled to participate in such offering or, if such offering shall have been commenced, having elected to participate in such offering. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(g) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or regular mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery, by electronic mail or by facsimile transmission. Such notice or communication shall be deemed given (i) if mailed, two (2) days after the date of mailing, (ii) if sent by national courier service, one

Business Day after being sent, (iii) if delivered personally, when so delivered, (iv) if sent by electronic mail, on the Business Day such electronic mail is transmitted, or (v) if sent by facsimile transmission, on the Business Day such facsimile is transmitted, in each case as follows:

(A)	If to the Trust:

GLAS Trust Company LLC, as trustee

3 Second Street, Suite 206

Jersey City, NJ 07311

Fax: 212-202-6246

Email: ClientServices.Americas@glas.agency

with a copy (which shall not constitute notice) to:

Milbank LLP

2029 Century Park East, 33rd Floor

Los Angeles, CA 90067-3019

Attn:             Casey Fleck

                     Jonathon Jackson

E-mail:         cfleck@milbank.com

                      jjackson@milbank.com

(B)	If to the Manager:

Hilco JCP LLC

5 Revere Drive, Suite 410

Northbrook, Illinois 60062

Attn:              Neil Aaronson

                      Larry Finger

E-mail:          naaronson@hilcoglobal.com

                       lfinger@hilcoglobal.com

(C) If to the Certificateholders (or to any of them), at their addresses as they appear in the records of the Trust or the records of the transfer agent or registrar, if any, for the Trust Certificates.

If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Trust’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any trustee in bankruptcy). In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the

Certificateholders of Registrable Certificates (or any portion thereof) as such shall be for the benefit of and enforceable by any subsequent Certificateholder of any Registrable Certificates (or of such portion thereof); provided, that such subsequent Certificateholder of Registrable Certificates shall be required to execute a joinder to this Agreement in form and substance reasonably satisfactory to the Trust attached as Exhibit A hereto, agreeing to be bound by its terms. No assignment or delegation of this Agreement by the Trust, or any of the Trust’s rights, interests or obligations hereunder, shall be effective against any Certificateholder without the prior written consent of such Certificateholder.

(i) Execution and Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(j) Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(k) Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties to this Agreement consents and agrees that any action to enforce this Agreement or any dispute, whether such dispute arises in law or equity, arising out of or relating to this Agreement, shall be brought exclusively in the United States District Court for the Southern District of New York or any New York State Court sitting in New York City. The parties hereto consent and agree to submit to the exclusive jurisdiction of such courts. Each of the parties to this Agreement waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party and such party’s property is immune from any legal process issued by such courts or (ii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum. The parties hereby agree that mailing of process or other papers in connection with any such action or proceeding to an address provided in writing by the recipient of such mailing, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service in the manner herein provided.

(l) Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 17(l) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(m) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(n) Selling Certificateholders Become Party to this Agreement. By asserting or participating in the benefits of registration of Registrable Certificates pursuant to this Agreement, each Certificateholder agrees that it will be deemed a party to this Agreement and be bound by each of its terms.

(o) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

(p) Entire Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(q) Termination. The obligations of the Trust and of any Certificateholder, other than those obligations contained in Section 8 and this Section 17, shall terminate with respect to the Trust and such Certificateholder as soon as such Certificateholder no longer beneficially owns any Registrable Certificates.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COPPER PROPERTY CTL PASS THROUGH TRUST

by GLAS Trust Company LLC, solely in its capacity as trustee

By:

Name:
Title:

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

COPPER BIDCO LLC,
on behalf of the Certificateholders

By its sole member, GLAS AMERICAS LLC

By:
Name:
Title:

EXHIBIT A

FORM OF JOINDER AGREEMENT

[•], 202[•]

COPPER PROPERTY CTL PASS-THOUGH TRUST

c/o GLAS Trust Company LLC, as trustee

3 Second Street, Suite 206

Jersey City, NJ 07311

Reference is hereby made to that certain registration rights and resale cooperation agreement (the “Agreement”), dated January 30, 2021, by and between Copper Property CTL Pass Through Trust, a New York common law trust (the “Trust”) and Copper Bidco LLC, a Delaware limited liability company (“Bidco”) on behalf of the Certificateholders from time to time. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

1. Joinder. Each of the undersigned hereby acknowledges that it has received a copy of the Agreement and acknowledges and agrees with the Trust that by its execution and delivery hereof it shall (i) join and become a party to the Agreement; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements applicable to such party as set forth in and in accordance with the terms of the Agreement; and (iii) perform all obligations and duties as required of it in accordance with the Agreement.

2. Counterparts. This Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement. Delivery of an executed joinder agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

4. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

5. APPLICABLE LAW. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this joinder agreement to be duly executed and delivered as of the date set forth above.

[JOINING PARTY]

By:
Name:
Title

Acknowledged and accepted as of the date first above written:

COPPER PROPERTY CTL PASS THROUGH TRUST

by GLAS Trust Company LLC, solely in its capacity as trustee

By:
Name:
Title:

34